EXHIBIT 21

                 SUBSIDIARIES OF T. ROWE PRICE GROUP, INC.
                             DECEMBER 31, 2000


Subsidiary companies and state of incorporation                   Ownership
_____________________________________________________________________________

T. Rowe Price Associates, Inc. (Maryland)                             100%
 T. Rowe Price (Canada), Inc. (Maryland)                              100%
 T. Rowe Price Investment Services, Inc. (Maryland)                   100%
 T. Rowe Price Investment Technologies, Inc. (Maryland)               100%
 T. Rowe Price Retirement Plan Services, Inc. (Maryland)              100%
 T. Rowe Price Savings Bank (Maryland)                                100%
 T. Rowe Price Services, Inc. (Maryland)                              100%
 T. Rowe Price Stable Asset Management, Inc. (Maryland)               100%
 TRP Finance, Inc. (Delaware)                                         100%
  T. Rowe Price International, Inc. (Maryland)                        100%
 TRP Suburban Second, Inc. (Maryland)                                 100%
T. Rowe Price Advisory Services, Inc. (Maryland)                      100%
T. Rowe Price Global Investment Services Ltd. (United Kingdom)        100%


Other subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.